Exhibit 10.4

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Agreement”) is made by TESSCO INCORPORATED, a Delaware corporation (the “Guarantor”) this 30th day of June, 2004 for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, individually and as agent for the Lenders from time to time signatory to the Credit Agreement (in such capacity, the “Agent”).

RECITALS

Pursuant to a Credit Agreement of even date herewith by and among (a) TESSCO Technologies Incorporated, a Delaware corporation (“TESSCO”), Cartwright Communications Company, a Delaware corporation, TESSCO Service Solutions, Inc., a Delaware corporation, TESSCO Communications Incorporated, a Delaware corporation, Wireless Solutions Incorporated, a Maryland corporation, and TESSCO Business Services, LLC, a Delaware limited liability company, (all of the aforementioned entities, including TESSCO, being hereinafter called collectively the “Borrowers”); (b) the Lenders who are or may become a party to the Credit Agreement;  (c) the Agent; and (d) SunTrust Bank, as Arrangement Agent (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the “Credit Agreement”), the Lenders have agreed to make available to the Borrowers a term loan in the principal amount of up to $4,500,000 (the “Loan”), to proceeds of which will be used to refinance certain existing indebtedness guaranteed by the Guarantor and secured by certain real property owned by the Guarantor and located in Baltimore County, Maryland (the “Property”).

The Borrowers’ obligation to repay the Loan together with interest thereon is evidenced by the Borrowers’ Term Note of even date herewith in the principal amount of $4,500,000, made payable to the order of the Lenders in care of the Agent (as the same may from time to time be amended, restated, supplemented, substituted, or otherwise modified, the “Note”). The Credit Agreement, the Note, this Agreement, the Deed of Trust (as hereinafter defined) and all other documents now or hereafter executed and delivered by the Borrowers, the Guarantor, or any other party or parties to evidence, secure, or guarantee, or in connection with, the Loan are hereinafter called collectively the “Loan Documents.” All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The obligations of the Guarantor shall be secured by the collateral described in that certain Indemnity  Deed of Trust of even date herewith from the Guarantor to certain trustees of the benefit of the Agent on behalf of the Lenders (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Deed of Trust”)

In order to induce the Lenders to make the Loan available to the Borrowers, the Guarantor has absolutely, unconditionally and irrevocably agreed to guarantee the repayment in full of the Loan and all other Obligations of the Borrowers to the Agent and the Lenders, subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

AGREEMENTS

1.             Guarantee.  The Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Agent and the Lenders (a) the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of any and all present and future indebtedness, liabilities and obligations of every kind and nature whatsoever of the Borrowers to the Agent and/or the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, both now and hereafter existing, or due or to become due, which obligations arise under, out of, as a result of, or in connection with, the Credit Agreement, the Note, and the other Loan Documents, including, without limitation, the unpaid principal balance of the Loan, together with all accrued and unpaid interest thereon, and (b) the due and punctual performance of all of the other terms and provisions of the Credit Agreement, the Note and the other Loan Documents (all such indebtedness, liabilities and obligations referred to in clauses (a) and (b) above are herein called the “Obligations”).

2.             Absolute Guaranty, Etc.  The guaranty given by the Guarantor hereunder is a guaranty of payment and performance and not merely of collection and shall remain in full force and effect until all of the Obligations are indefeasibly paid in full.  The obligations and liabilities of the Guarantor under this Agreement are the primary, direct and immediate obligations of the Guarantor and shall in no way be affected, limited, impaired, modified or released by, subject to or conditioned upon, and may be enforced against the Guarantor irrespective of (a) any attempt, pursuit, enforcement or exhaustion of any rights and remedies the Agent or the Lenders may at any time have to collect any or all of the Obligations (whether pursuant to any of the Loan Documents or otherwise) from the Borrowers, from any other maker, endorser, surety or other guarantor of, or pledgor of collateral and security for, all or any part of the Obligations (each such other maker, endorser, surety, guarantor or pledgor an “Obligor” and collectively “Obligors”), and/or by any resort or recourse to or against any collateral and security for all or any part of the Obligations, (b) the invalidity, irregularity, lack of priority or unenforceability, in whole or in part, of any or all of the Loan Documents, (c) any counter-claim, recoupment, setoff, reduction or defense (other than payment in full of the Obligations), based on any claim the Guarantor may now or hereafter have against  the Agent, the Lenders, the Borrowers or any Obligor, (d) the voluntary or involuntary liquidation, dissolution, termination, merger, sale or other disposition of any of the Borrowers’ assets and properties, (e) any bankruptcy, reorganization, insolvency or similar proceedings for the relief of debtors under any Federal or state law by or against any of the Borrowers, the Guarantor or any Obligor, or, any discharge, limitation, modification or release of liability of any of the Borrowers or any Obligor by virtue of any such proceedings, (f) any event, circumstance or matter to which the Guarantor  has consented pursuant to the provisions of paragraph 3 hereof, and (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, whether similar or dissimilar to the foregoing.

3.             Consents, Etc.  Without notice to, or further consent of, the Guarantor, the Guarantor hereby consents that the Agent or the Lenders may at any time and from time to time on one or more occasions: (a) renew, extend, accelerate, subordinate, increase the amount or change the time or manner of payment or performance of, or otherwise deal with in any manner satisfactory to the Agent and the Lenders, any of the terms and provisions of, all or any part of the Obligations, (b) waive, excuse, release, change, amend, modify or otherwise deal with in any manner satisfactory to the Agent and the Lenders any of the provisions of any of the Loan Documents, (c) release any of all of the Borrowers or any or all of the Obligors, (d) waive, omit or delay the exercise of any of its powers, rights and remedies against any of all  of the Borrowers or all or any of the Obligors or any collateral and security for all or any part of the Obligations, (e) release, substitute, subordinate, add, fail to maintain, preserve or perfect any of its liens on, security interests in or rights to, or otherwise deal with in any manner satisfactory to the Agent or the Lenders, any collateral and security for all or any part of the Obligations, (f) apply any payments of all or any of the Obligations received from the Borrowers, the Guarantor, any Obligor or any other party or source whatsoever to the Obligations in such order and manner as the Agent or the Lenders may determine, or (g) take or omit to take any other action, whether similar or dissimilar to the foregoing which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a legal or equitable discharge, release or defense of the Guarantor under applicable laws.

4.             Waivers.  The Guarantor hereby waives (a) notice of the execution and delivery of any of the Loan Documents, (b) notice of the creation of any of the Obligations, (c) notice of the Agent’s and the Lenders’ acceptance of and reliance on this Agreement, (d) presentment and demand for payment of the Obligations and notice of non-payment and protest of non-payment of the Obligations, (e) any notice from the Agent or the Lenders of the financial condition of the Borrowers regardless of the Agent’s or the Lenders’ knowledge thereof, (f) demand for observance, performance or enforcement of, or notice of default under, any of the provisions of this Agreement or any of the Loan Documents, and all other demands and notices otherwise required by law which the Guarantor may lawfully waive, except for any notice expressly provided for herein or in the other Loan Documents, (g) any right or claim to cause a marshalling of the assets of the Borrowers or the Guarantor or any Obligor, (h) any defense at law or in equity based on the adequacy or value of the consideration for this Agreement, and (i) until the Obligations have been indefeasibly paid in full,  any right or claim the Guarantor may now or hereafter have against any of all of  the Borrowers or any Obligor with respect to any payment made by the Guarantor on account of any of the Obligations, which right or claim arises by way of subrogation, reimbursement, indemnity or otherwise.

5.             General Representations and Warranties.  The Guarantor hereby makes the following representations and warranties to the Agent and the Lenders:

5.1.          Existence, Etc.  The Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware under organizational identification number 2375037. The Guarantor has full power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which the Guarantor is a party.  The execution, delivery and performance of this Agreement and all other Loan Documents to which the Guarantor is a party have been duly authorized and approved by all necessary corporate action by the Guarantor and constitute the legal, valid and binding obligations of the Guarantor enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

5.2.          Litigation.  There is no litigation or proceeding pending or, to the knowledge of the Guarantor, threatened before any court or administrative agency which would be reasonably likely to materially and adversely affect the financial condition or operations of the Guarantor or the authority of the Guarantor to enter into, or the validity or enforceability of, this Agreement or any of the other Loan Documents executed and delivered by the Guarantor.

5.3.          No Conflicting Agreements or Laws.  There is (a) no provision of the Guarantor’s organizational documents and no provision of any existing encumbrance, contract or agreement binding on the Guarantor or affecting its property, and (b) no law binding upon the Guarantor or affecting any of its property, which would conflict with or in any way prevent the execution, delivery or performance of the terms of this Agreement by the Guarantor or of any of the other Loan Documents executed and delivered by the Guarantor, or which would be in default or violated as a result of such execution, delivery or performance by the Guarantor.

5.4.          Approvals.  No authorizations, approvals or consents of (other than those heretofore obtained and in full force and effect), and no filings or registrations with (other than those heretofore obtained and in full force and effect), any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Guarantor of the Loan Documents or for the validity or enforceability of any of the Loan Documents.

5.5.          Taxes, Etc.  The Guarantor has filed all United States Federal and state tax returns and all other tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor, except such taxes, the payment of which is not yet due, or which if due, is not yet delinquent or is being contested in good faith or which has not been finally determined.

5.6.          Compliance with Laws, Etc.  The Guarantor is not in violation of any applicable Federal, state or local law, statute, rule, regulation or ordinance, the noncompliance with which would have a material adverse affect on the Guarantor, and has not received any notice of, and is not the subject of, any investigation or complaint alleging that the Guarantor or any of its property or assets is in violation of any such law, statute, rule, regulation or ordinance.

5.7.          Solvency.  As of the Closing Date, and after giving effect to the Loan, the Guarantor will, to the best of its knowledge, be solvent.

6.             Covenants.  The Guarantor covenants and agrees with the Agent that so long as any of the Obligations shall be outstanding, the Guarantor shall comply with each and every covenant in the Credit Agreement  applicable to the Borrowers and  their Subsidiaries, all as though such covenants were set forth in full herein.

7.             Default.  The occurrence of any one or more of the following events shall constitute an Event of Default under the provisions of this Agreement, and the term “Event of Default” as used in this Agreement shall mean the occurrence of any one or more of the following events:  (a) the failure of  the Guarantor to promptly pay or perform, within any applicable grace or cure period,  all or any part of the Obligations to be paid or performed by the Guarantor under the provisions of paragraph 1 of this Agreement, (b) any representation or warranty made herein or any financial statement or other information furnished by  the Guarantor pursuant hereto shall prove to be false or misleading in any material adverse respect on the date as of which made or furnished, (c) the failure of the Guarantor to observe, perform and comply with any of the covenants set forth in this Agreement (provided, however, that, to the extent that any such covenant is incorporated herein by reference to the Credit Agreement, a Default shall be deemed to have occurred as a result of the violation of any such covenant only upon the expiration of the notice or cure period, if any, provided with respect to such covenant in the Credit Agreement) or (d) the occurrence of a default under the Note, the Credit Agreement, or  any of the other Loan Documents, and the same is not cured within applicable grace or cure periods, if any.

8.             Rights and Remedies.  Upon the occurrence of an Event of Default specified in Sections 11.1(i) or 11.1(j) of the Credit Agreement, the unpaid principal amount of the Obligations then outstanding  (whether matured or unmatured and regardless of whether any portion of such Obligations are then due and payable by the Borrowers or any Obligor) shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind (except such notice rights as are expressly provided herein or in the other Loan Documents, which are not waived) all of which are hereby expressly waived by the Guarantor.  If any other Event of Default shall occur hereunder, then in each and every such case, with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall declare the unpaid principal amount of the Obligations  (whether matured or unmatured and regardless of whether any portion of such Obligations are then due and payable by the Borrowers or any Obligor) to be immediately due and payable, whereupon the same shall forthwith become due and payable by the Guarantor, without presentment, demand, protest or notice of any kind, all of which the Guarantor hereby expressly waives.  Upon the occurrence and during the continuation of any Event of Default, the Agent may at any time and from time to time exercise any powers, rights and remedies available to the Agent under the provisions of this Agreement and applicable laws to enforce and collect the obligations and liabilities of the Guarantor hereunder, all such powers, rights and remedies being cumulative and enforceable alternatively, successively or concurrently.  The Guarantor shall  pay to the Agent on demand the amount of any and all costs and expenses, including, without limitation, court costs and reasonable attorney’s fees and expenses, paid or incurred by or on behalf of the Agent in exercising any such powers, rights and remedies, together with interest thereon from the date due until paid in full at the default rate described in the Credit Agreement.  Each and every Event of Default hereunder shall give rise to a separate cause of action hereunder, and separate actions may be brought hereunder as each cause of action arises.  No failure or delay by the Agent or the Lenders in one or more instances to require strict performance by the Guarantor of any of the provisions hereof or to exercise any powers, rights or remedies available to it under the provisions of this Agreement or applicable laws shall operate as a waiver thereof or preclude the Agent or the Lenders at any later time or times from demanding strict performance thereof or exercising any such powers, rights or remedies.  No conduct, custom or course of dealing shall be effective to waive, amend, modify or release this Agreement.  No modification or waiver of any of the provisions of this Agreement shall be effective unless it is in writing and signed by the Agent, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

9.             Notices.  Any notice, request, demand or other communication with respect to this Agreement shall be deemed sufficient if in writing and mailed by certified mail, postage prepaid, return receipt requested, if to the Guarantor at 11126 McCormick Road, Hunt Valley, Maryland 21031-4302, Attention: Robert C. Singer, Senior Vice President and Chief Financial Officer, and if to the Agent at 7 St. Paul Street, 2nd Floor, Baltimore, Maryland 21202, Attention: Lucy Campbell, with a copy to each of the Lenders at the addresses provided for in the Credit

Agreement, or to such other address as either party shall designate by written notice to the other sent in accordance with this Agreement.  Notwithstanding anything in any of the Loan Documents to the contrary, any notice or other communication which is mailed shall not be deemed given until the day after such notice or other communication has been mailed.

10.           Consent to Jurisdiction.  The Guarantor irrevocably (a) consents and submits to the jurisdiction and venue of any state or federal court sitting in the State of Maryland over any suit, action or proceeding arising out of or relating to this Agreement or any of the Loan Documents, (b) waives, to the fullest extent permitted by law, any objection that the Guarantor may have to the venue of any such suit, action or proceeding, or that any such suit, action or proceeding has been brought in an inconvenient forum, and (c) consents to the service of process in any such suit, action or proceeding by the mailing of copies of such process to the Guarantor by certified or registered mail at the Guarantor’s address set forth herein for the purpose of giving notice.

11.           WAIVER OF JURY TRIAL.  THE GUARANTOR, THE AGENT AND THE LENDERS HEREBY VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE OBLIGATIONS AND LIABILITIES OF THE GUARANTOR HEREUNDER, THE OBLIGATIONS, THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS.

12.           Continuing Agreement.  This Agreement shall be a continuing one and shall be binding upon the Guarantor regardless of how long before or after the date hereof any of the Obligations were or are incurred, and all representations, warranties, covenants, undertakings, obligations, consents, waivers and agreements of the Guarantor herein shall survive the date of this Agreement and shall continue in full force and effect until all Obligations have been indefeasibly paid in full and no commitments therefor are outstanding.  This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Obligations or of any of the obligations and liabilities of the Guarantor hereunder is rescinded or must otherwise be restored or returned by the Agent upon the insolvency, bankruptcy, receivership, dissolution, liquidation or reorganization of the Borrowers or the Guarantor or any Obligor, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for,  the Borrowers or the Guarantor or any Obligor or any substantial part of the property of the Borrowers or the Guarantor or any Obligor, or otherwise, all as though such payment had not been made and irrespective of whether such payment is returned to the party who originally made it or to some other party.

13.           Miscellaneous.  All amounts payable by the Guarantor hereunder to the Agent shall be paid in lawful money of the United States of America in good funds at the Agent’s address set forth herein for the purpose of giving notice or to such other place as the Agent or other holder of this Agreement may from time to time designate.  The Lenders may, without notice to or consent of the Guarantor, assign or transfer all or any part of the Obligations upon and subject to the terms and conditions set forth in the Credit Agreement, and this Agreement will inure to the benefit of any such Lender’s permitted assignee or transferee; provided, that such Lender shall continue to have the unimpaired right to enforce this Agreement as to that part of the Obligations such Lender has not assigned or transferred.  The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provisions of this Agreement which shall remain effective.  This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Maryland, both in interpretation and performance.  Time is of the essence in connection with all obligations of the Guarantor hereunder.  This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.  Paragraph and subparagraph headings in this Agreement are included herein for convenience of reference only, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.  This Agreement shall be jointly and severally binding upon the Guarantor and its successors, assigns, heirs, personal representatives, executors, administrators and estate and shall inure to the benefit of the Agent, the Lenders and their successors and assigns.

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty Agreement under  seal as of the day and year first written above.

WITNESS/ATTEST:	TESSCO INCORPORATED

	By:	(Seal)
Name:
Title: